Exhibit 99.1

BioDelivery Sciences Announces Enrollment of the First Patient

in the Phase 3 BEMA Buprenorphine Clinical Program

Phase 3 data anticipated in third-quarter of 2011

RALEIGH, N.C., December 9, 2010 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced the enrollment and dosing of the first patient in its Phase 3 clinical program evaluating the efficacy and safety of BEMA Buprenorphine for the treatment of moderate to severe chronic pain.

“Enrollment of the first patient into the BEMA Buprenorphine Phase 3 program marks our continued progress in making this novel treatment available for patients with moderate to severe chronic pain,” said Dr. Andrew Finn, Executive Vice President of Product Development at BDSI. “We believe that with our experienced and enthusiastic investigators, we can progress this program expeditiously and have results available by the third quarter of next year. Positive findings from this study would then allow for an NDA filing in the first half of 2012.”

According to Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI, “BEMA Buprenorphine could play an important future role in the treatment of chronic pain and may offer distinct advantages over other marketed opioid analgesics including oxycodone, hydrocodone, and morphine. These advantages would in part come from the fact that we anticipate it being classified as a Schedule III product, meaning there is a potential for less abuse than Schedule II products. With overall sales of opioid analgesics in the U.S. approaching nearly $10 billion, we believe this represents a significant opportunity for BDSI.”

BEMA Buprenorphine utilizes BDSI’s proprietary BioErodible MucoAdhesive (BEMA) drug delivery technology, which consists of a small, dissolvable, polymer film for application to the buccal mucosa (inner lining of the cheek) to deliver the opioid analgesic buprenorphine.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the EU (where it is marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the timing for completion and results of the Company’s Phase 3 clinical trial of BEMA Buprenorphine) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com